UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 28, 2014

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Cheesecake Factory Incorporated (“Company”) held its annual meeting of stockholders on May 29, 2014.  The final results of the vote taken for each proposal are as follows:

Proposal 1: Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
David Overton	41,992,965	738,820	23,385	3,689,234
Alexander L. Cappello	42,088,904	646,763	19,503	3,689,234
Jerome I. Kransdorf	41,980,689	752,684	21,797	3,689,234
Laurence B. Mindel	42,130,525	605,221	19,424	3,689,234
David B. Pittaway	42,018,877	716,413	19,880	3,689,234
Douglas L. Schmick	42,145,514	590,252	19,404	3,689,234
Herbert Simon	42,134,682	601,107	19,381	3,689,234

Proposal 2:   Approval of an amendment to the 2010 Stock Incentive Plan to increase the number of shares available for issuance by 230,000 shares, from 6,550,000 shares to 6,780,000 shares.

For	Against	Abstain	Broker Non-Votes
38,075,380	4,623,277	56,513	3,689,234

Proposal 3:   Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014, ending December 30, 2014.

For	Against	Abstain	Broker Non-Votes
46,270,289	147,081	27,034	-

Proposal 4:   Approval, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
39,738,591	1,278,115	1,738,464	3,689,234

ITEM 8.01           OTHER EVENTS

Election of Lead Director

Mr. Jerry Kransdorf’s term as Lead Director of the Company was scheduled to expire at the 2014 annual meeting of stockholders. On May 28, 2014, the independent directors of the Board of the Company re-elected Mr. Kransdorf as Lead Director of the Company, to serve in that capacity until the 2015 annual meeting of stockholders or his successor has been elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Debby R. Zurzolo
Debby R. Zurzolo
Executive Vice President, General Counsel and Secretary